INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statements of Health Fitness Corporation on Form S-8 relating to the 1995 Employee Stock Purchase Plan, 1995 Employee Stock Option Plan, 1992 Nonqualified Employee Stock Option Plan and the 1992 Incentive Employee Stock Option Plan of our report dated April 8, 1998 (April 12, 1999 as to Note 3), appearing in the Annual Report on Form 10-K of Health Fitness Corporation for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 12, 1999